Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Capital Factors Holding, Inc. on Form S-1 of our report dated February 28, 1996 (March 4, 1996 as to the second paragraph of Note 13, May 16, 1996 as to the third paragraph of Note 13 and July 1, 1996 as to the first paragraph of Note 13) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
July 1, 1996